UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

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Date of Report
(Date of earliest
event reported):	December 9, 2009

Harley-Davidson, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	1-9183	39-1382325
(State or other	(Commission File	(IRS Employer
jurisdiction of	Number)	Identification No.)
incorporation)

3700 West Juneau Avenue, Milwaukee, Wisconsin 53208
(Address of principal executive offices, including zip code)
(414) 342-4680
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

                              (e)   Shareholders of Harley-Davidson, Inc. (the "Company") have approved the Harley-Davidson, Inc. Employee Short Term Incentive Plan.

                              On December 9, 2009, the Human Resources Committee (the “Committee”) of the Board of Directors of the Company established short term incentive criteria for 2010 for approximately 6,000 employees of the Company and its subsidiaries. Payment under all awards is contingent on the Company achieving net income from continuing operations in 2010.

                              As part of this action, the Committee established short term incentive criteria for 2010 for the Company’s chief executive officer, the Company’s chief financial officer and the Executive Vice President for Corporate Product Planning for the Company (formerly President of Harley-Davidson Motor Company) and the Company’s Executive Vice President, General Counsel and Secretary, who are named executive officers of the Company identified in the Company’s proxy statement for its annual meeting of shareholders held on April 25, 2009, filed on Schedule 14A with the Securities and Exchange Commission on April 3, 2009. Also, the President of Harley-Davidson Motor Company will be included in this plan along with the Company's other executive officers. These short term incentive award opportunities for 2010 are pay for performance and, for the executive officers, will be based on the Company’s asset productivity (not including finance assets and finance debt of Harley-Davidson Financial Services, Inc.) and net income margin. Participants’ target award percentages for these opportunities range from 60% of base salary to 120% of base salary.

                              In addition, the Company’s executive officers (along with approximately 75 others in the Company’s Senior Leadership Group) will participate in a separate strategic leadership plan that is similar in operation to the strategic leadership plan in effect for 2009. An executive will earn compensation under this plan based on the executive’s performance toward certain strategic and leadership objectives based on the judgment of the Committee as it relates to the Company’s principal executive officer (with final approval by the independent directors who comprise the Nominating and Corporate Governance Committee of the Board) and based on the judgment of the Company’s principal executive officer as it relates to the other senior executives. Under the strategic leadership plan, a participant has the opportunity to earn up to 30% of his or her target award percentage under the short term incentive plan described in the preceding paragraph.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 15, 2009	HARLEY-DAVIDSON, INC. By: /s/ Tonit M. Calaway Tonit M. Calaway Assistant Secretary